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                                                            EXHIBIT NO. 99.7(f)

                                    FORM OF

                     AMENDMENT NO. 3 TO CUSTODIAN AGREEMENT


         This Amendment No. 3 ("Amendment") to the Custodian Agreement is made as of September 30, 2004 by and among each of the business trusts listed on Schedule A hereto (each, a "Trust"), State Street Bank and Trust Company (the "Custodian") and MFS Service Center, Inc., a Delaware corporation (the "Transfer Agent"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Agreement referred to below.

         WHEREAS, each Trust and the Custodian entered into a Custodian Agreement dated as of July 2, 2001 (as amended and in effect from time to time, the "Agreement"); and

         WHEREAS, certain Portfolios of the Trusts (the "Master/Fund of Fund Portfolios") will primarily invest in shares of one or more other Portfolios listed on Exhibit A of the Agreement, pursuant to applicable exemptions from the provisions of Section 12(d) of the 1940 Act;

         WHEREAS, the Master/Fund of Fund Portfolios desire to use the Transfer Agent as the functional equivalent of a securities depositary for their investments in such other Portfolios, and to have their interest in those other Portfolios' shares recorded by book entry on the Transfer Agent's records;

         WHEREAS, the staff of the SEC, through a series of no-action letters, has established conditions under which the Master/Fund of Fund Portfolios' interest in those other Portfolios' shares may be maintained on the Transfer Agent's books, as set forth in Addendum 1 hereto; and

         WHEREAS, the parties hereto desire to amend the Agreement to accommodate these arrangements and any similar arrangements entered into in the future by the Portfolios;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.       Section 2. Employment of Custodian and Property to be Held by It.

         Section 2 of the Agreement is hereby amended by adding the following sentence to the end of the first paragraph:

         "With respect to uncertificated shares (the "Underlying Shares") of registered investment companies, the maintenance of Custodian records that identify the Underlying Shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof."

2. Section 3. Duties of the Custodian with Respect to Property of the Trusts held by the Custodian in the United States.

         Section 3 of the Agreement is hereby amended by adding the following provision:

         "Section 3.9A Deposit of Fund Assets with the Transfer Agent. Underlying Shares of another Portfolio ("Underlying Portfolio Shares") may be deposited and/or maintained in an account or accounts maintained with the Transfer Agent. The Transfer Agent shall be deemed to be acting as if it is a "securities depository" for purposes of Rule 17f-4 under the 1940 Act. The Trust hereby directs the Custodian to deposit and/or maintain such securities with the Transfer Agent, subject to the following provisions:

         1) The Custodian shall keep Underlying Portfolio Shares owned by a Portfolio with the Transfer Agent provided that such securities are maintained in a separate account or accounts on the books and records of the Transfer Agent in the name of the Custodian as custodian for the Portfolio.

         2) The records of the Custodian with respect to the Underlying Portfolio Shares which are maintained with the Transfer Agent shall identify by book-entry those Underlying Portfolio Shares belonging to a Portfolio.

         3) The Custodian shall pay for Underlying Portfolio Shares purchased for the account of a Portfolio upon (i) a determination by the Custodian that such Underlying Portfolio Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Transfer Agent, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Trust acknowledges that the Custodian will only pay for Underlying Portfolio Shares under this Section on the basis of standing or periodic Proper Instructions. The Custodian shall receive confirmation from the Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian's account with the Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Portfolio Shares redeemed for the account of a Portfolio (i) upon a determination by the Custodian that such securities have been redeemed and that payment for such securities will be transferred to the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Transfer Agent of the redemption of such securities and payment therefore only after such securities are redeemed. Copies of all trade summary sheets from the Custodian reflecting purchases and sales of Underlying Portfolio Shares for the account of a Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and shall be provided upon request to the Trust on behalf of the Portfolio, together with any daily or other periodic transaction sheets reflecting each day's transactions for a Portfolio as reflected on the books and records of the Transfer Agent. The Custodian shall deliver to the Trust such reports on its system of internal accounting controls as the Trust may from time to time request.

         4) The Custodian shall not be liable to the Trust or any Portfolio for any loss or damage to the Trust or any Portfolio resulting from maintenance of Underlying Portfolio Shares with the Transfer Agent except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees.

         5) The Trust, on behalf of the Portfolio, the Transfer Agent and the Custodian shall comply with the applicable conditions set forth in Addendum 1 hereto, so long as those conditions are required to be complied with by the SEC or the staff of the SEC."

3.       Continuing Agreement.

         Except as expressly amended by the Amendment No. 2 to Custodian Agreement, the provisions of the Agreement shall remain in full force and effect.

4.       Addition of Portfolios to Schedule A

         Schedule A of this Amendment listing the Master/Fund of Fund Portfolios may be amended from time to time in the manner provided in section 15(a) of the Agreement.
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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment No. 3 to Custodian Agreement to be executed in its name and behalf by its duly authorized representative(s) as of the date first written above.

                                            EACH OF THE ENTITIES SET FORTH ON
                                            SCHEDULE A TO THE AMENDMENT

                                            By:
                                                   ----------------------------
                                            Name:  James R. Bordewick, Jr.
                                                   ----------------------------
                                            Title: Assistant Secretary and
                                                   Assistant Clerk
                                                   ----------------------------

                                            STATE STREET BANK AND TRUST COMPANY

                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------


                                            MFS SERVICE CENTER, INC.

                                            By:
                                                   ----------------------------
                                            Name:  Maureen Leary-Jago
                                                   ----------------------------
                                            Title: President
                                                   ----------------------------
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                            SCHEDULE A TO AMENDMENT
                              AS OF APRIL 26, 2005

MFS Series Trust X, on behalf of its series:

MFS Aggressive Growth Allocation Fund
MFS Conservative Allocation Fund
MFS Growth Allocation Fund
MFS International Diversification Fund
MFS Moderate Allocation Fund
MFS Bond Diversification Fund
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                                                                     ADDENDUM 1

                      CONDITIONS REQUIRED BY STAFF OF SEC

                              PORTFOLIO CONDITIONS

 1. The Portfolio must maintain a system that is reasonably designed to prevent unauthorized officers' instructions and which will provide, at least, for the form, content, and means of giving, recording and reviewing the instructions.

 2. The Board of Trustees overseeing the Portfolio must approve the arrangement with the Transfer Agent and review it as appropriate.

 3. The number of persons authorized to transmit instructions by or on behalf of the Portfolio to the Transfer Agent must be limited (e.g., to 5).

 4. Persons transmitting instructions by or on behalf of the Portfolio to the Transfer Agent must use passwords to insure that they are properly authorized.

 5. Internal accounting controls by or on behalf of the Portfolio must be employed that subject all transaction sheets reflecting purchase, redemption or exchange activity by the Portfolio and maintained by the Transfer Agent to daily proof against the Portfolio's transaction authorizations.

 6. The Portfolio's independent accountants must perform at least three verifications of the Portfolio's investments, at least two of which must be performed without prior notice to the Portfolio.

                           TRANSFER AGENT CONDITIONS

 7. The Transfer Agent must transmit daily transaction sheets reflecting purchase, redemption or exchange activity by the Portfolio to someone at the Portfolio or someone acting on the Portfolio's behalf who is not the same person who transmitted the instruction to the Transfer Agent.

 8. The Transfer Agent must maintain segregated accounts representing any assets held for the Custodian.

                              CUSTODIAN CONDITIONS

 9. The Custodian must maintain the Portfolio's securities (i.e., investment in Underlying Shares) directly with the Transfer Agent in a separate account in its name.

10. The Custodian must send to the Portfolio or someone acting on behalf of the Portfolio copies of all transaction sheets reflecting purchase, redemption or exchange activity by the Portfolio received from the Transfer Agent of any transfer to or from the account of the Portfolio.

11. The Custodian must send to the Portfolio or someone acting on behalf of the Portfolio reports regarding the Custodian's system of internal accounting control as the Portfolio or someone acting on behalf of the Portfolio may reasonably request from time to time.